Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 27, 2008 relating to the financial statements, which appears in James Hardie Industries N.V.’s Annual Report on Form 20-F for the year ended March 31, 2009.
/s/ PricewaterhouseCoopers LLP
Los Angeles, California
August 19, 2009